ITEM 77Q(c) - COPIES OF NEW OR
AMENDED REGISTRANT
INVESTMENT ADVISORY
CONTRACTS



FEDERATED PROJECT AND TRADE
FINANCE TENDER FUND
INVESTMENT ADVISORY CONTRACT


	This Contract is made this 1st day of
October, 2016, between Federated Investment
Management Company, a Delaware statutory trust having its principal place of business in Pittsburgh, Pennsylvania (the "Adviser"), and Federated Project and Trade Finance Tender Fund, a Delaware statutory trust, having its principal place of business in Warrendale, Pennsylvania (the "Fund").

	WHEREAS the Fund is a closed-end
management investment company as that term is defined in the Investment Company Act of 1940, as amended (the "Act"), and is registered as such with the Securities and Exchange Commission; and

	WHEREAS Adviser is engaged in the
business of rendering investment advisory and management services.

	NOW, THEREFORE, the parties hereto,
intending to be legally bound, hereby agree as follows:

	1.	The Fund hereby appoints Adviser
as investment adviser, and Adviser accepts the appointment. Subject to the direction of the Trustees, Adviser shall provide investment research and supervision of the investments of the Fund and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of the Fund's assets.

	2.	Adviser, in its supervision of the
investments of the Fund will be guided by the Fund's investment objective and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Fund and as set forth in the Registration Statement and exhibits as may be on file with the Securities and Exchange Commission.

	3.	The Fund shall pay or cause to be
paid all of its own expenses, including, without limitation, the expenses of organizing the Fund and continuing its existence; fees and expenses of Trustees and officers of the Fund; fees for investment advisory services and administrative personnel and services; expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the Act, and any amendments thereto; expenses of registering and qualifying the Fund and the Shares under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind;
expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Fund. The Fund will also pay extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Fund to indemnify its officers and Trustees and agents with respect thereto.

	4.	The Fund shall pay to Adviser, for
all services rendered to the Fund by Adviser hereunder, the fees set forth in the exhibits attached hereto.

	5.	The net asset value of the Fund's
Shares as used herein will be calculated to the nearest
1/10th of one cent.

	6.	The Adviser may from time to time
and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of the Fund) to the extent that the Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

	7.	This Contract shall begin for the
Fund as of the date of execution and shall continue in effect with respect to the Fund for two years from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Fund, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for that purpose; and (b)
Adviser shall not have notified the Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to the Fund.

	8.	Notwithstanding any provision in
this Contract, it may be terminated at any time with respect to the Fund, without the payment of any penalty, by the Trustees of the Fund or by a vote of the shareholders of the Fund on sixty (60) days' written notice to Adviser.

	9.	This Contract may not be assigned
by Adviser and shall automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

	10.	In the absence of willful
misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Fund or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

	11.	This Contract may be amended at
any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Fund including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees) cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, on behalf of the Fund by a majority of the outstanding voting securities of the Fund as defined in Section 2(a)(42) of the Act.

	12.	The Adviser acknowledges that all
sales literature for investment companies (such as the Fund) are subject to strict regulatory oversight. The
Adviser agrees to submit any proposed sales literature for the Fund or for itself or its affiliates which mentions the Fund to the Fund's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Adviser to produce sales literature for the Fund. The Fund agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Fund.

	13.	Adviser is hereby expressly put on
notice of the limitation of liability as set forth in
Article IX, Section 9.1(f) of the Declaration of Trust and agrees that the obligations pursuant to this Contract of the Fund be limited solely to the assets of the Fund, and Adviser shall not seek satisfaction of any such obligation from the shareholders of the Fund, the Trustees, officers, employees or agents of the Fund, or any of them.

	14.	The Fund is hereby expressly put
on notice of the limitation of liability as set forth in the Declaration of Trust of the Adviser and agree that the obligations assumed by the Adviser pursuant to this Contract shall be limited in any case to the Adviser and its assets and, except to the extent expressly permitted by the Act, the Fund shall not seek satisfaction of any such obligation from the shareholders of the Adviser, the Trustees, officers, employees, or agents of the Adviser, or any of them.

	15.	Adviser agrees to maintain the
security and confidentiality of nonpublic personal information ("NPI") of Fund customers and consumers, as those terms are defined in Regulation
S-P, 17 CFR Part 248. Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund(s), in each instance in furtherance of fulfilling Adviser's obligations under this Contract and consistent with the exceptions provided in 17 CFR Sections 248.14,
248.15 and 248.13, respectively.

       16.	The parties hereto acknowledge
that Federated Investors, Inc., has reserved the right to grant the non-exclusive use of the names
"Federated, "Federated Project and Trade Finance
Tender Fund" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor or other business enterprise, and to withdraw from the Fund the use of the names "Federated," "Federated Project and Trade
Finance Tender Fund" or any derivative thereof. The names "Federated" and"Federated Project and Trade
Finance Tender Fund" will continue to be used by the Fund so long as such use is mutually agreeable to Federated Investors, Inc. and the Fund.

	17.	This Contract shall be construed in
accordance with and governed by the laws of the Commonwealth of Pennsylvania.

	18.	This Contract will become binding
on the parties hereto upon their execution of the attached exhibits to this Contract.


EXHIBIT A
to the
Investment Advisory Contract

Federated Project and Trade Finance Tender
Fund

	For all services rendered by Adviser
hereunder, Federated Project and Trade Finance
Tender Fund shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.50% (50 basis points) of the average daily net assets of the Fund.

	The portion of the fee based upon the
average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.50 of 1% (50 basis points) applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 1st day of October, 2016.



           Fed
erated Project
and Trade
Finance Tender
Fund




By:
/s/
J.
Chri
stop
her
Don
ahu
e	____
Na
me:
J.
Chri
stop
her
Don
ahu
e
Titl
e:
Pres
iden
t



Fed
erat
ed
Inv
est
me
nt
Ma
nag
eme
nt
Co
mp
any


By:
/s/
Joh
n B.
Fish
er
___
___
___
___
___
___
___
___
___
__
Na
me:
Joh
n B.
Fish
er
Titl
e:
Pres
iden
t



LIMITED POWER OF ATTORNEY


	KNOW ALL MEN BY THESE
PRESENTS, dated as of October 1, 2016, that Federated Project and Trade Finance Tender Fund, a statutory trust duly organized under the laws of the state of Delaware (the "Fund"), does hereby nominate, constitute and appoint Federated
Investment Management Company, a statutory trust duly organized under the laws of the Delaware (the
"Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Fund, for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of the Fund in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of the Fund pursuant to the authority granted to the Adviser as investment adviser of the Fund under that certain investment advisory contract dated October 1, 2016 by and between the Adviser and the Fund (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Investment
Advisory Contract").

	The Adviser shall exercise or omit to
exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Fund hereby ratifies and confirms as good and effectual, at law or in equity, all that the Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Adviser to act or assume responsibility for any matters referred to above or other matters even though the Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser of the Fund.

	The Fund hereby agrees to indemnify and
save harmless the Adviser and its trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the
"Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Fund, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Fund, or the taking of any action under or in connection with any of the foregoing. The obligations of the Fund under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Adviser on behalf of the the Fund during the term of this Limited Power of Attorney.

	Any person, partnership, corporation or
other legal entity dealing with the Adviser in its capacity as attorney-in-fact hereunder for the Fund is hereby expressly put on notice that the Adviser is acting solely in the capacity as an agent of the Fund and that any such person, partnership, corporation or other legal entity must look solely to the Fund for enforcement of any claim against the Fund, as the Adviser assumes no personal liability whatsoever for obligations of the Fund entered into by the Adviser in its capacity as attorney-in-fact for the Fund.

	Each person, partnership, corporation or other legal entity which deals with the Fund through the Adviser in its capacity as agent and attorney-in-fact of the Fund is hereby expressly put on notice that all persons or entities dealing with the Fund must look solely to the assets of the Fund on whose behalf the Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Fund, as the Trustees, officers and/or agents of the Fund, the shareholders of the Fund assume no personal liability whatsoever for obligations entered into on behalf of the Fund.

	Liability for or recourse under or upon any undertaking of the Adviser pursuant to the power or authority granted to the Adviser under this Limited
Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund on whose behalf the Adviser was acting pursuant to the authority granted hereunder.

	The Fund hereby agrees that no person,
partnership, corporation or other legal entity dealing with the Adviser shall be bound to inquire into the Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Fund that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Fund and the Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Fund at any time provided that no such revocation or termination shall be effective until the Adviser has received actual notice of such revocation or termination in writing from the Fund.

	This Limited Power of Attorney constitutes the entire agreement between the Fund and the Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Fund.

	This Limited Power of Attorney shall be
governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon the Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

	This Limited Power of Attorney may be
executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Fund when the Fund shall have executed at least one counterpart and the Adviser shall have accepted its appointment by executing this Limited Power of Attorney.
Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Fund and the Adviser will execute sufficient counterparts so that the Adviser shall have a counterpart executed by it and the Fund, and the Fund shall have a counterpart executed by the Fund and the Adviser.
Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

	IN WITNESS WHEREOF, the Fund has
caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

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Accepted and agreed to this
October 1, 2016

Federated Investment Management Company

By:  /s/John B. Fisher______________________
Name: John B. Fisher
Title: President





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